Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-80043, 333-93301, 333-45868, 333-52450, 333-75760 and 333-99059 of Internet
Commerce Corporation on Form S-3 and Registration Statement Nos. 333-49364, 333-49372, 333-39854 and 333-86565 of Internet Commerce Corporation on Form S-8 of our report dated October 27, 2003, appearing in this Annual Report on Form 10-K of Internet Commerce Corporation for the year ended July 31, 2003.

/s/Deloitte & Touche LLP
New York, New York
October 29, 2003